                                                                Exhibit 10.4A



                        MANCHESTER EQUIPMENT CO., INC.
                               160 Oser Avenue
                          Hauppauge, New York 11788


                                                          November 6, 1996


Mr. Joel G. Stemple
46 Old Brook Road
Dix Hills, New York 11746

Re:  Amendment of Employment Agreement
     ----------------------------------

Dear Joel:

        The following are the terms of the agreement we have reached regarding the Agreement of Employment between you and Manchester Equipment Co., Inc. (the "Company"), dated September 30, 1966 (the "Agreement").

        1. The third paragraph of Article 6 of the Agreement, pertaining to the payment of bonuses for the Company's 1997 and 1998 fiscal years, is hereby deleted, and the following substituted in its place:

            "It is specifically understood and agreed that the Employee will not be eligible for any bonus for the Employer's 1997 fiscal year. The Employee will be eligible for a bonus for the Employer's 1998 fiscal year, provided such bonus is approved by a majority of the independent members of the Employer's Board of Directors."

        2. Except as, and to the extent, expressly amended hereby, the Agreement, and all of the terms, conditions, representations, warranties and other provisions thereof, will remain in full force and effect throughout the term thereof.

        If this accurately sets forth our agreement, please sign where set forth below.

                                          Sincerely,

                                          MANCHESTER EQUIPMENT CO., INC.

                                          By: /s/ Barry R. Steinberg
                                             ----------------------------------
                                             Barry R. Steinberg, President

ACCEPTED AND AGREED

/s/ Joel G. Stemple
-------------------
Joel G. Stemple